UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

SUNHYDROGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54437	26-4298300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 E. Yanonali, Suite 36

Santa Barbara, CA 93101

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (805) 966-6566

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offi cers; Compensatory Arrangements of Certain Officers.

On April 1, 2021, Woosuk Kim was appointed chief operating officer and a director of SunHydrogen, Inc. (the “Company”).

From May 2011 to December 2019, Mr. Kim, 55, was senior vice president, head of M&A group at SK Innovation in Seoul, South Korea, responsible for expanding core businesses and developing new business opportunities in the renewable energy sector through cross border acquisitions and joint venture transactions. From August 2009 to May 2011 Mr. Kim was vice president, corporate development at SK Telekom. From August 2006 to March 2008, Mr. Kim was chief financial officer at Axon Financial Services in New York. From July 1998 to August 2006, Mr. Kim was executive director at Morgan Stanley in New York, responsible for developing and operating multi-billion dollar asset-backed securities funding platforms, investor marketing, and the corporate treasury function for Discover Card. He received an MBA from Cornell University and a BA from the University of Chicago.

In connection with Mr. Kim’s appointment, the Company entered into an employment agreement with Mr. Kim. Pursuant to the employment agreement, Mr. Kim received a signing bonus of $55,000 and will receive an annual base salary of $275,000, which will be reviewed and may be increased annually by the board of directors. He will also be eligible for an annual bonus of 75% of his annual base salary, upon meeting objectives set by the board of directors. In the event the Company uplists the Company’s common stock to Nasdaq or the New York Stock Exchange, Mr. Kim will receive an additional bonus of $150,000. In the event the Company merges with or acquires another company and has an increased market capitalization after the close of the transaction, Mr. Kim will receive an additional bonus of $150,000. Mr. Kim will receive 50,000,000 restricted stock units of the Company, subject to a 24 month vesting schedule to be determined by the board of directors in its discretion. The employment agreement will terminate April 1, 2023, subject to the right of either party to terminate the employment agreement at any time upon written notice, provided that, in the event Mr. Kim is terminated prior to such date by the Company, without Cause (as defined in the employment agreement) or the company is sold, merged, or there is a Change of Control (as defined in the employment agreement) Mr. Kim will be entitled to certain severance payments and benefits including a payment equal to his annual base salary that would have accrued until April 1, 2023, a payment of his bonus amount that would have accrued until April 1, 2023, and immediate accelerated vesting of all outstanding unvested equity awards and any other stock awards.

The foregoing description of the employment agreement is qualified by reference to the full text of employment agreement which is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Exhibit
10.1	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNHYDROGEN, INC.

Date: April 7, 2021	/s/ Timothy Young
Timothy Young
Chief Executive Officer

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